Exhibit 99.1

Snail, Inc. Reports First Quarter 2026 Financial Results

CULVER CITY, Calif., May 13, 2026 (GLOBE NEWSWIRE) – Snail, Inc. (Nasdaq: SNAL) (“Snail Games” or the “Company”), a leading global independent developer and publisher of interactive digital entertainment, today announced financial results for the first quarter ended March 31, 2026.

First Quarter 2026 and Recent Operational Highlights

ARK Franchise Updates:

●	ARK: Survival Evolved (“ASE”):

○	Units sold were approximately 573,000 for the first quarter of 2026

○	During the first quarter of 2026, average daily active users (“DAU”) was 117,000 and peak DAU was 143,000

●	ARK: Survival Ascended (“ASA”):

○	Units sold were approximately 1.4 million for the first quarter of 2026

○	During the first quarter of 2026, average DAU was 127,000 and peak DAU was 188,000

●	ARK: Ultimate Mobile Edition (“ARK Mobile”):

○	11.9 million downloads as of March 31, 2026

○	During the first quarter of 2026, average DAU was 141,000

Game Portfolio and Business Updates:

●	For The Stars

○	Released new developer diary, offering an in-depth look at the upcoming AAA title’s current development progress, including new pre-alpha footage and previously unreleased concept art

○	Revealed event-exclusive trailer during 2026 Games Developers Conference (“GDC”)

●	Introduced PixARK Worlds, a new title in development that features revolutionary user-generated content designed to further expand the ARK universe on Steam, Xbox, PlayStation, and the Nintendo Switch 2

●	Bellwright

○	Surpassed 1 million downloads on Steam Early Access, announced console port plans to Xbox and PlayStation, and launched the Maiden Voyage update.

●	Launched Echoes of Elysium on Steam Early Access in partnership with Loric Games

●	Launched Survivor Merc’s 1.0 version across Steam, Xbox, and PlayStation

●	Launched Above the Snow on Steam

●	Announced publishing agreement for co-op party action title Dead Party

●	Unveiled new upcoming indie title, Gobby Gang, at 2026 GDC

●	As of March 31, 2026, SaltyTV released 250+ short film dramas

ARK Content Pipeline

Title	Platforms	Type	Release Schedule
ARK Fantastic Tames Season 1 Pack	Steam, Xbox, PlayStation	DLC Creatures	May 2026

ARK Tides of Fortune	Steam, Xbox, PlayStation	ASA DLC	June 2026

ARK Genesis Part 1 (ASA Remake)	Steam, Xbox, PlayStation	ASA DLC Remake	June 2026

ARK Dragontopia	Steam, Xbox, PlayStation	ASA DLC	December 2026

ARK World Creators	Steam, Xbox, PlayStation	ASA Content Creation Tool	2026

ARK Survival of the Fittest	Steam, Xbox, PlayStation	ASA Game Mode	2026

PixARK Worlds	Steam, Xbox, PlayStation, Nintendo Switch 2	New Title	2026/2027

ARK Atlantis	Steam, Xbox, PlayStation	ASA DLC	2027

ARK Galaxy Wars	Steam, Xbox, PlayStation	ASA DLC	2027

ARK Legacy of Santiago	Steam, Xbox, PlayStation	ASA DLC	2027

Diversified Content Pipeline

Title	Platforms	Type	Release Schedule
Bellwright	Steam, Xbox, PlayStation	1.0 Launch	2026

Dead Party	Steam	Indie Title	2026

Gobby Gang	Steam	Indie Title	2026

Stoneguard	Steam	Indie Title	2026

For The Stars	Steam	AAA Title	TBD

Nine Yin Sutra: Immortal	Steam	AAA Title	TBD

Nine Yin Sutra: Wushu	Steam	AAA Title	TBD

Management Commentary

“We exited 2025 with tailwinds that positioned Snail for stronger and more stable growth and results,” said Company CEO Hai Shi. “Momentum from the ASA pipeline we announced in December, the launch of ARK Lost Colony DLC, and the subsequent Steam Winter Sale event supported net revenue growth and a return to net income positive. Looking ahead, we aim to deliver year-over-year growth in Q2, driven by several upcoming ARK content releases. We have a Fantastic Tames Season 1 Expansion Pack coming in May 2026, and ARK Tides of Fortune to launch alongside the remake of Genesis Part 1 coming to ASA in June 2026 to provide a foundation for the quarter to build on. Approximately $11 million from our deferred revenue backlog is expected to be recognized upon the release of Genesis Part 1.

“Beyond ARK, Snail Games continues to execute on its strategy to eventually become a fully integrated game developer and publisher. Our upcoming AAA titles represent an important step toward building new franchises with the potential for multi-year to multi-decade game lifespans that can complement the scale of ASE and ASA. As previously disclosed, these projects have entered their final phases of development, and the eventual launch of these games position us to meaningfully diversify our revenue mix beyond ARK. With multiple gaming events and planned updates throughout the year, we look forward to sharing additional information on For the Stars, Nine Yin Sutra: Immortal, and Nine Yin Sutra: Wushu.

“The next 12-18 months will serve as an inflection period for Snail Games as we work to advance our ARK pipeline and deliver on the investments we have made across our broader pipeline. Over time, our ambition is for Snail Games to be recognized not only for ARK, but as a developer and publisher of multiple renown IPs and titles. We remain focused on unlocking the value of our pipeline and delivering results.”

First Quarter 2026 Financial Highlights

Net revenues increased 35.7% to $27.3 million compared to $20.1 million in the same period last year. The increase was primarily due to an increase of $4.2 million and $2.1 million in revenue related to ASA and Bellwright, respectively, and a $2.5 million increase in deferred revenue recognized during the period, offset by a decrease in revenue from ARK Mobile and ASE of $1.6 million.

Total units sold increased 42.6% to 2.2 million units compared to 1.5 million units in the same period last year, primarily driven by an increase in sales of ARK franchise IPs of 0.5 million units and Bellwright of 0.2 million units.

Net income increased 210% to $2.1 million compared to a net loss of $1.9 million in the same period last year. The increase was primarily due to an increase in net revenue of $7.2 million and a decrease in total operating expenses of $0.3 million partially offset by an increase in provision for income taxes of $1.6 million, an increase in cost of revenues of $1.4 million and a decrease in total other income, net of $0.5 million.

Bookings increased 21.1% to $26.9 million compared to $22.2 million in the same period last year. The increase was primarily due to better sales promotions in 2026 compared to 2025, tailwind momentum from the December 2025 ARK: Lost Colony DLC release, and Bellwright’s highly regarded content update in late 2025.

EBITDA increased 173.3% to $2.4 million compared to $(3.2) million in the same period last year. The increase was primarily due to an increase in net income of $4.1 million and a decrease in the benefit from income taxes of $1.6 million.

As of December 31, 2025, unrestricted cash was $14.3 million compared to $8.6 million as of December 31, 2025.

Use of Non-GAAP Financial Measures

In addition to the financial results determined in accordance with U.S. generally accepted accounting principles, or GAAP, Snail believes Bookings and EBITDA, as non-GAAP measures, are useful in evaluating its operating performance. Bookings and EBITDA are non-GAAP financial measures that are presented as supplemental disclosures and should not be construed as alternatives to net income (loss) or revenue as indicators of operating performance, nor as alternatives to cash flow provided by operating activities as measures of liquidity, both as determined in accordance with GAAP. Snail supplementally presents Bookings and EBITDA because they are key operating measures used by management to assess financial performance. Bookings adjusts for the impact of deferrals and, Snail believes, provides a useful indicator of sales in a given period. Management believes Bookings and EBITDA are useful to investors and analysts in highlighting trends in Snail’s operating performance, while other measures can differ significantly depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which Snail operates and capital investments.

Bookings is defined as the net amount of products and services sold digitally or physically in the period. Bookings is equal to revenues, excluding the impact from deferrals. Below is a reconciliation of total net revenue to Bookings, the closest GAAP financial measure.

	Three months ended March 31,
	2026	2025
	(in millions)
Total net revenue	$27.3	$20.1
Change in deferred net revenue	(0.4)	2.1
Bookings	$26.9	$22.2

We define EBITDA as net income (loss) before (i) interest expense, (ii) interest income, (iii) provision for (benefit from) income taxes and (iv) depreciation expense. The following table provides a reconciliation from net income (loss) to EBITDA:

	Three months ended March 31,
	2026	2025
	(in millions)
Net income (loss)	$2.1	$(1.9)
Interest expense	0.2	0.1
Income tax (benefit) provision	0.1	(1.5)
Depreciation expense	—	0.1
EBITDA	$2.4	$(3.2)

Webcast Details

The Company will host a webcast at 4:30 PM ET today to discuss its first quarter 2026 financial and operational results. Participants may access the live webcast and replay via the link here or on the Company’s investor relations website at https://investor.snail.com/.

About Snail, Inc.

Snail, Inc. (Nasdaq: SNAL) is a leading, global independent developer and publisher of interactive digital entertainment for consumers around the world, with a premier portfolio of premium games designed for use on a variety of platforms, including consoles, PCs, and mobile devices. For more information, please visit: https://snail.com/.

Forward-Looking Statements

This press release contains statements that constitute forward-looking statements. Many of the forward-looking statements contained in this press release can be identified by the use of forward-looking words such as “anticipate,” “believe,” “could,” “expect,” “should,” “plan,” “intend,” “may,” “predict,” “continue,” “estimate” and “potential,” or the negative of these terms or other similar expressions. Forward-looking statements appear in a number of places in this press release and include, but are not limited to, statements regarding Snail’s intent, belief or current expectations. These forward-looking statements include information about possible or assumed future results of Snail’s business, financial condition, results of operations, liquidity, plans and objectives. The statements Snail makes regarding the following matters are forward-looking by their nature: exiting 2025 with tailwinds that position the Company for stronger and more stable growth and results; delivering year-over-year growth in Q2 driven by several upcoming ARK content releases; releasing Fantastic Tames Season 1 Expansion Pack in May 2026 and ARK Tides of Fortune alongside the remake of Genesis Part 1 coming to ASA in June 2026 providing a foundation for the quarter to build on; recognizing approximately $11 million of deferred revenue backlog upon the release of Genesis Part 1; continuing to execute on the Company’s strategy to become a fully integrated game developer and publisher; the upcoming AAA titles representing an important step toward building new franchises with the potential for multi-year to multi-decade game lifespans that can complement the scale of ASE and ASA; the eventual launch of the upcoming games positioning the Company to meaningfully diversify our revenue mix beyond ARK; sharing additional information on For the Stars, Nine Yin Sutra: Immortal, and Nine Yin Sutra: Wushu; the next 12-18 months being an inflection period for the Company as it advances its ARK pipeline and delivers on the investments it has have made across its broader pipeline; the Company being recognized not only for ARK, but as a developer and publisher of multiple renown IPs and titles; and remaining focused on unlocking the value of the Company pipeline and delivering results.

Any forward-looking statements included herein reflect our current views, and they involve certain risks and uncertainties, including, among others, acceptance of our titles in the marketplace and the successful development, marketing or sale of our titles and our ability to retain our key employees or maintain our Nasdaq listing. These risks should not be construed as exhaustive and should be read together with the other cautionary statement included in our Annual Report on Form 10-K for the year ended December 31, 2025, subsequent Quarterly Reports on Form 10-Q and current reports on Form 8-K filed with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date on which it was initially made. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, unless required by law.

Investor Contact:

John Yi and Steven Shinmachi

Gateway Group, Inc.

949-574-3860

SNAL@gateway-grp.com

Snail, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets as of March 31, 2026 and December 31, 2025 (Unaudited)

	March 31, 2026	December 31, 2025

ASSETS

Current Assets:
Cash and cash equivalents	$14,259,168	$8,568,164
Restricted cash and cash equivalents	187,000	187,000
Accounts receivable, net of allowances for credit losses of $523,500 as of March 31, 2026 and December 31, 2025	9,206,357	12,528,347
Loan and interest receivable – related party	108,252	107,759
Prepaid expenses – related party	2,647,267	2,700,474
Prepaid expenses and other current assets	1,485,655	2,232,485
Prepaid taxes	904,099	4,734,007
Total current assets	28,797,798	31,058,236

Restricted cash and cash equivalents, net of current portion	1,748,000	1,748,000
Prepaid expenses – related party, net of current portion	8,229,767	8,282,974
Property and equipment, net	4,133,441	4,146,175
Intangible assets, net	3,848,124	3,827,927
Intangible assets, net – related party	4,666,667	4,916,667
Other noncurrent assets, net	836,060	604,793
Operating lease right-of-use assets, net	4,581,907	4,722,366
Total assets	$56,841,764	$59,307,138

LIABILITIES, NONCONTROLLING INTERESTS AND STOCKHOLDERS’ DEFICIT

Current Liabilities:
Accounts payable	$3,907,540	$5,506,332
Accounts payable – related parties	21,648,949	20,067,013
Accrued expenses and other liabilities	3,267,643	3,364,150
Interest payable – related parties	527,770	527,770
Convertible notes at fair value	2,382,255	3,842,189
Current portion of long-term debt	1,329,123	1,305,880
Current portion of deferred revenue	14,533,507	14,799,840
Current portion of operating lease liabilities	441,316	393,448
Total current liabilities	48,038,103	49,806,622

Accrued expenses	625,354	468,106
Revolving loan	2,500,000	5,000,000
Long-term debt, net of current portion	3,974,176	4,292,538
Deferred revenue, net of current portion	17,190,514	17,282,685
Operating lease liabilities, net of current portion	4,234,747	4,336,240
Total liabilities	76,562,894	81,186,191

Commitments and contingencies

Stockholders’ Deficit:
Class A common stock, $0.0001 par value, 500,000,000 shares authorized; 10,415,669 shares issued and 9,065,394 shares outstanding as of March 31, 2026, and 10,382,336 shares issued and 9,032,061 shares outstanding as of December 31, 2025	1,041	1,038
Class B common stock, $0.0001 par value, 100,000,000 shares authorized; 28,748,580 shares issued and outstanding as of March 31, 2026 and December 31, 2025	2,875	2,875

Additional paid-in capital	26,967,992	26,923,115
Accumulated other comprehensive loss	(296,562)	(275,049)
Accumulated deficit	(37,217,804)	(39,352,510)
Treasury stock at cost (1,350,275 shares as of March 31, 2026 and December 31, 2025)	(3,671,806)	(3,671,806)
Total Snail, Inc. deficit	(14,214,264)	(16,372,337)
Noncontrolling interests	(5,506,866)	(5,506,716)
Total stockholders’ deficit	(19,721,130)	(21,879,053)
Total liabilities, noncontrolling interests and stockholders’ deficit	$56,841,764	$59,307,138

Snail, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations and Comprehensive Income (Loss) for the Three months Ended March 31, 2026 and 2025 (Unaudited)

	Three months ended March 31,
	2026	2025

Revenues, net	$27,294,654	$20,110,872
Cost of revenues	15,638,213	14,263,345

Gross profit	11,656,441	5,847,527

Operating expenses:
General and administrative	4,650,757	4,964,351
Research and development	4,014,669	3,609,745
Advertising and marketing	868,789	1,306,365
Depreciation	12,734	67,904
Impairment expenses	69,149	—
Total operating expenses	9,616,098	9,948,365

Income (loss) from operations	2,040,343	(4,100,838)

Other income (expense):
Interest income	41,847	29,906
Interest income – related parties	493	493
Interest expense	(206,046)	(80,828)
Other income	355,051	769,762
Foreign currency transaction gain (loss)	9,692	(36,288)
Total other income, net	201,037	683,045

Income (loss) before provision for (benefit from) income taxes	2,241,380	(3,417,793)

Provision for (benefit from) income taxes	106,824	(1,470,830)

Net income (loss)	2,134,556	(1,946,963)

Net loss attributable to non-controlling interests	(150)	(956)

Net income (loss) attributable to Snail, Inc.	$2,134,706	$(1,946,007)

Comprehensive income (loss) statement:

Net income (loss)	$2,134,556	$(1,946,963)

Other comprehensive income (loss) related to foreign currency translation adjustments, net of tax	(26,823)	33,232
Other comprehensive income related to credit adjustments, net of tax	5,310	22,023

Total comprehensive income (loss)	$2,113,043	$(1,891,708)

Net income (loss) attributable to Class A common stockholders:
Basic	$510,510	$(441,731)
Diluted	$510,843	$(521,393)

Net income (loss) attributable to Class B common stockholders:

Basic	$1,624,196	$(1,504,276)
Diluted	$1,624,196	$(1,775,558)

Income (loss) per share attributable to Class A common stockholders:
Basic	$0.06	$(0.05)
Diluted	$0.05	$(0.06)

Income (loss) per share attributable to Class B common stockholders:
Basic	$0.06	$(0.05)
Diluted	$0.06	$(0.06)

Weighted-average shares used to compute income (loss) per share attributable to Class A common stockholders:
Basic	9,036,135	8,442,025
Diluted	9,529,396	9,241,822

Weighted-average shares used to compute income (loss) per share attributable to Class B common stockholders:

Basic	28,748,580	28,748,580
Diluted	28,748,580	28,748,580

Snail, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows for the Three Months Ended March 31, 2026 and 2025 (Unaudited)

	2026	2025

Cash flows from operating activities:
Net income (loss)	$2,134,556	$(1,946,963)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Amortization – intangible assets, net	150,442	35,516
Amortization – intangible assets, net – related party	250,000	—
Amortization – film assets	140,709	212,709
Amortization – loan origination fees and debt discounts	2,949	(1,889)
(Gain) loss on change in fair value of convertible notes	70,760	(117,105)
Gain on change in fair value of warrant liabilities	(410,658)	(639,518)
Depreciation – property and equipment	12,734	67,904
Impairment of film assets	69,149	—
Stock-based compensation expenses	44,880	843,619
Deferred taxes, net	—	(2,041,515)

Changes in assets and liabilities:
Accounts receivable	3,321,990	696,553
Accounts receivable – related party	—	2,503,407
Prepaid expenses – related party	106,414	(544,532)
Prepaid expenses and other current assets	746,830	377,962
Prepaid taxes	3,829,908	143,451
Other noncurrent assets	(422,573)	(656,562)
Accounts payable	(1,621,431)	(198,705)
Accounts payable – related parties	1,581,936	623,430)
Accrued expenses and other liabilities	471,399	(650,236)
Loan and interest receivable – related party	(493)	(493)
Lease liabilities	86,834	(80,510)
Deferred revenue	(358,504)	2,138,026
Net cash provided by operating activities	10,207,831	764,549

Cash flows from investing activities:
Acquisition of software	—	(290,000)
Acquisition of software licenses	(162,000)	(1,412,000)
Investments in software	—	(177,002)
Net cash used in investing activities	(162,000)	(1,879,002)

Cash flows from financing activities:
Repayments on promissory note	—	(21,546)
Repayments on notes payable	(295,119)	—
Repayments on convertible notes	(1,525,384)	—
Repayments on revolving loan	(2,500,000)	—
Cash proceeds from exercise of warrants	—	159,000
Proceeds from issuance of convertible notes	—	3,000,000
Payments of loan origination fees	(7,500)	—
Net cash provided by (used in) financing activities	(4,328,003)	3,137,454

Effect of foreign currency translation on cash and cash equivalents	(26,824)	32,171

Net increase in cash and cash equivalents, and restricted cash and cash equivalents	5,691,004	2,055,172

Cash and cash equivalents, and restricted cash and cash equivalents – beginning of the period	10,503,164	8,238,944

Cash and cash equivalents, and restricted cash and cash equivalents – end of the period	$16,194,168	$10,294,116

Supplemental disclosures of cash flow information
Cash paid during the period for:
Interest	$228,053	$97,260
Income taxes	$—	$184,707
Noncash transactions during the period for:
Liabilities converted to equity upon exercise of warrants	$—	$323,113
Acquisition of film licenses in accounts payable	$14,000	$152,000
Acquisition of software and software licenses in accounts payable and accrued expenses	$(8,639)	$51,741
Change in fair value of notes recorded in accumulated other comprehensive income	$5,310	$22,023